HealthStream Announces Second Quarter 2020 Results Page 1 July 27, 2020	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES SECOND QUARTER 2020 RESULTS

NASHVILLE, Tenn. (July 27, 2020)—HealthStream, Inc. (Nasdaq: HSTM), a leading provider of workforce and provider solutions for the healthcare industry, announced today results for the second quarter ended June 30, 2020. In this earnings release, results for the six months ended June 30, 2020 and 2019 are presented for continuing operations only, unless otherwise indicated, as our results for the six months ended June 30, 2019 reflect a gain on the sale of our previously divested Patient Experience business included in discontinued operations. In contrast, our results for the three months ended June 30, 2020 and 2019 do not include any discontinued operations.

•	Revenues of $60.6 million in the second quarter of 2020, down 5% from $63.8 million in the second quarter of 2019.
•	Operating income of $4.3 million in the second quarter of 2020 compared to $2.3 million in the second quarter of 2019.
•	Net income of $3.4 million in the second quarter of 2020, up 43% from $2.4 million in the second quarter of 2019.
•	Earnings per share (EPS) of $0.11 per share (diluted) in the second quarter of 2020 compared to $0.07 per share (diluted) in the second quarter of 2019.
•	Adjusted EBITDA[1] of $12.0 million in the second quarter of 2020, up 2% from $11.8 million in the second quarter of 2019.

Financial Results:

Second Quarter 2020 Compared to Second Quarter 2019

Revenues for the second quarter of 2020 decreased by $3.2 million, or 5 percent, to $60.6 million, compared to $63.8 million for the second quarter of 2019.

Revenues from our Workforce Solutions segment were $48.9 million for the second quarter of 2020, compared to $52.4 million for the second quarter of 2019. Revenues from legacy resuscitation products accounted for this decline, as such products decreased by $4.8 million and were $10.7 million in the second quarter of 2020 compared to $15.5 million in the second quarter of 2019. Other workforce revenues increased by $1.3 million, representing an increase in platform and content subscriptions of $1.8 million, or 5 percent, offset by a decline in professional services revenues of $0.5 million, or 34 percent.

Revenues from our Provider Solutions segment were $11.7 million for the second quarter of 2020, compared to $11.4 million for the second quarter of 2019. Revenue growth of $0.3 million was primarily attributable to revenues from the CredentialMyDoc acquisition, which was completed in December 2019.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces Second Quarter 2020 Results Page 2 July 27, 2020

Operating income was $4.3 million for the second quarter of 2020 compared to $2.3 million from the second quarter of 2019. Operating costs and expenses were favorable compared to last year, primarily due to a $2.2 million charge for stock-based compensation and related expense recorded in the second quarter of 2019 related to a stock grant to employees facilitated by our CEO. Also, certain operating expenses declined during the second quarter in response to the COVID-19 pandemic. Notably, operating expenses related to travel declined by $1.1 million and operating expenses related to the cancellation of tradeshows declined $0.2 million, each when compared to the second quarter of 2019. Although these reductions to expense were favorable to operating income results during the second quarter of 2020, they also are indicative of the negative impact the pandemic is having on our ability to market and sell our products through traditional, in-person means, which resulted in lower sales volumes during the second quarter of 2020 compared to the prior year quarter. These favorable expense reductions were offset in part by higher personnel costs due to increased staffing levels and higher amortization associated with capitalized software and acquired intangibles.

Net income was $3.4 million in the second quarter of 2020, up 43 percent from $2.4 million in the second quarter of 2019, and EPS was $0.11 per share (diluted) in the second quarter of 2020, compared to $0.07 per share (diluted) for the second quarter of 2019.

Adjusted EBITDA was $12.0 million for the second quarter of 2020, up 2 percent from $11.8 million in the second quarter of 2019.

At June 30, 2020, the Company had cash and cash equivalents and marketable securities of $144.5 million. Capital expenditures incurred during the second quarter of 2020 were $4.3 million.

Year-to-Date 2020 Compared to Year-to-Date 2019

For the first six months of 2020, revenues were $122.1 million, a decrease of 5 percent over revenues of $129.0 million for the first six months of 2019. Operating income for the first six months of 2020 increased by 51 percent to $11.5 million, compared to $7.6 million for the first six months of 2019. Income from continuing operations for the first six months of 2020 was $10.5 million, up 47 percent from $7.2 million for the first six months of 2019. The first six months of 2019 were negatively impacted by the $2.2 million expense associated with the stock grant to employees facilitated by our CEO as noted above. Earnings per share from continuing operations were $0.33 per share (diluted) for the first six months of 2020, compared to $0.22 per share (diluted) for the first six months of 2019. Net income for the first six months of 2020 increased to $10.5 million, compared to $8.4 million for the first six months of 2019. Earnings per share were $0.33 per share (diluted) for the first six months of 2020, compared to $0.26 per share (diluted) for the first six months of 2019. Adjusted EBITDA from continuing operations decreased by 2 percent to $23.8 million for the first six months of 2020, compared to $24.2 million for the first six months of 2019. Adjusted EBITDA (from continuing and discontinued operations) decreased to $23.8 million for the first six months of 2020, compared to $25.9 million for the first six months of 2019.

Other Business Updates

At June 30, 2020, we had approximately 3.48 million contracted subscriptions to hStream™, our Platform-as-a-Service technology. hStream technology enables healthcare organizations and their respective workforces to easily connect to and gain value from the growing HealthStream ecosystem of applications, tools, and content.

Financial Outlook for 2020

The Company continues to believe that the extent, timing, and duration of COVID-19’s negative impact on its operating results and financial condition will be driven by many factors, including the length and severity of the COVID-19 pandemic and the impact of the pandemic on economic activity,

HealthStream Announces Second Quarter 2020 Results Page 3 July 27, 2020

particularly with respect to healthcare organizations. As a result of the unpredictable and evolving environment related to the COVID-19 pandemic, at this time the Company cannot reasonably quantify the impact that the pandemic will have on its operating and financial results for the remainder of 2020. Due to this continued uncertainty, the Company is not providing 2020 guidance in this earnings release.

“At mid-year 2020, it appears that the coronavirus pandemic is on a dramatic upswing in the U.S., pressing healthcare providers with continued excessive demand to address the needs of COVID-19 patients,” said Robert A. Frist, Jr., Chief Executive Officer, HealthStream. “Our commitment to support them remains strong as everyone faces great uncertainty, which I believe is understandably resulting in some delayed purchasing decisions.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Tuesday, July 28, 2020, at 9:00 a.m. (ET). To listen to the conference, please dial 877-647-2842 (no conference ID needed) if you are calling within the domestic U.S. or Canada. If you are an international caller, please dial 914-495-8564 (no conference ID needed). The conference may also be accessed by going to http://ir.healthstream.com/events.cfm for the simultaneous Webcast of the call, which will subsequently be available for replay. The replay telephone numbers are 855-859-2056 (conference ID #8148633) for U.S. and Canadian callers and 404-537-3406 (conference ID #8148633) for international callers.

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA from continuing operations and adjusted EBITDA, both of which are non-GAAP financial measures used by management in analyzing the Company’s financial results and ongoing operational performance.

In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock based compensation, depreciation and amortization, changes in fair value of non-marketable equity investments, and the de-recognition of non-cash royalty expense resulting from our resolution of a mutual disagreement related to various elements of a past partnership which resulted in a reduction to cost of sales in the first quarter of 2020 (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain non-cash and non-operating items. Management also believes that adjusted EBITDA from continuing operations is a useful measure for evaluating the operating performance of the Company because such measure excludes the results of operations of the PX business that we no longer own and the gain on sale in connection with the sale of such business in February 2018 and thus reflects the Company’s ongoing business operations and assists in comparing the Company’s results of operations between periods. We also believe that adjusted EBITDA and adjusted EBITDA from continuing operations are useful to many investors to assess the Company’s ongoing results from current operations. Adjusted EBITDA and adjusted EBITDA from continuing operations are non-GAAP financial measures and should not be considered as measures of financial performance under GAAP. Because adjusted EBITDA and adjusted EBITDA from continuing operations are not measurements determined in accordance with GAAP, such non-GAAP financial measures are susceptible to varying calculations. Accordingly, adjusted EBITDA and adjusted EBITDA from continuing operations, as presented, may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

These non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP financial measures, which are set forth below in this release.

HealthStream Announces Second Quarter 2020 Results Page 4 July 27, 2020

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Based in Nashville, Tennessee, HealthStream has additional offices in Jericho, New York; Boulder, Colorado; Denver, Colorado; San Diego, California; Chicago, Illinois; and Portland, Oregon. For more information, visit http://www.healthstream.com or call 800-521-0574.

HealthStream Announces Second Quarter 2020 Results Page 5 July 27, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues, net	$60,553	$63,781	$122,125	$128,967
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	22,935	26,806	43,294	53,667
Product development	7,830	7,640	15,298	14,567
Sales and marketing	8,236	9,819	17,424	19,340
Other general and administrative expenses	10,098	10,306	19,963	20,276
Depreciation and amortization	7,150	6,942	14,599	13,480
Total operating costs and expenses	56,249	61,513	110,578	121,330

Operating income	4,304	2,268	11,547	7,637

Other income, net	199	852	1,906	1,674

Income from continuing operations before income tax provision	4,503	3,120	13,453	9,311
Income tax provision	1,061	719	2,920	2,130
Income from continuing operations	3,442	2,401	10,533	7,181
Discontinued operations:
Gain on sale of discontinued operations	—	—	—	1,620
Income tax provision	—	—	—	426
Income from discontinued operations	—	—	—	1,194
Net income	$3,442	$2,401	$10,533	$8,375

Net income per share – basic:
Continuing operations	$0.11	$0.07	$0.33	$0.22
Discontinued operations	—	—	—	0.04
Net income per share - basic	$0.11	$0.07	$0.33	$0.26

Net income per share - diluted:
Continuing operations	$0.11	$0.07	$0.33	$0.22
Discontinued operations	—	—	—	0.04
Net income per share - diluted	$0.11	$0.07	$0.33	$0.26

Weighted average shares of common stock outstanding:
Basic	31,997	32,394	32,166	32,366
Diluted	32,025	32,434	32,191	32,406

HealthStream Announces Second Quarter 2020 Results Page 6 July 27, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$112,534	$131,538
Marketable securities	31,989	41,328
Accounts and unbilled receivables, net	33,865	30,376
Prepaid and other current assets	20,292	21,330
Total current assets	198,680	224,572

Capitalized software development, net	23,250	21,445
Property and equipment, net	22,936	26,065
Operating lease right of use assets, net	28,422	29,615
Goodwill and intangible assets, net	180,213	162,277
Deferred tax assets	269	269
Deferred commissions	17,024	17,645
Other assets	7,031	7,656
Total assets	$477,825	$489,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$26,316	$39,674
Deferred revenue	66,126	65,511
Total current liabilities	92,442	105,185
Deferred tax liabilities	13,491	13,183
Deferred revenue, non-current	1,609	1,918
Operating lease liability, noncurrent	29,388	30,733
Other long-term liabilities	1,471	357
Total liabilities	138,401	151,376

Shareholders’ equity:
Common stock	280,746	290,021
Accumulated other comprehensive income	1	4
Retained earnings	58,677	48,143
Total shareholders’ equity	339,424	338,168
Total liabilities and shareholders' equity	$477,825	$489,544

HealthStream Announces Second Quarter 2020 Results Page 7 July 27, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2020	2019
Operating activities:
Net income	$10,533	$8,375
Income from discontinued operations	—	(1,194)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,599	13,480
Stock based compensation	1,107	3,074
Amortization of deferred commissions	4,254	4,201
Deferred income taxes	2,427	2,066
Provision for doubtful accounts	351	48
Loss (gain) on equity method investments	50	(69)
Non-cash royalty expense	(3,440)	—
Change in fair value of non-marketable equity investments	(1,181)	—
Other	121	(84)
Changes in assets and liabilities:
Accounts and unbilled receivables	(3,759)	12,019
Prepaid and other assets	(2,006)	716
Accounts payable, accrued and other liabilities	(9,755)	(6,354)
Deferred revenue	231	329
Net cash provided by operating activities	13,532	36,607

Investing activities:
Business combinations, net of cash acquired	(21,449)	(18,018)
Proceeds from sale of discontinued operations	—	6,222
Changes in marketable securities	9,241	(6,121)
Proceeds from sale of fixed assets	—	12
Payments to acquire non-marketable equity investments	(1,000)	(3,342)
Purchases of property and equipment	(1,268)	(19,598)
Payments associated with capitalized software development	(7,619)	(8,374)
Net cash used in investing activities	(22,095)	(49,219)

Financing activities:
Proceeds from exercise of stock options	—	214
Taxes paid related to net settlement of equity awards	(373)	(985)
Payment of earn-outs related to prior acquisitions	—	(37)
Repurchases of common stock	(10,009)	—
Payment of cash dividends	(31)	(52)
Net cash used in financing activities	(10,413)	(860)

Effect of exchange rate changes on cash and cash equivalents	(28)	—
Net decrease in cash and cash equivalents	(19,004)	(13,472)
Cash and cash equivalents at beginning of period	131,538	134,321
Cash and cash equivalents at end of period	$112,534	$120,849

HealthStream Announces Second Quarter 2020 Results Page 8 July 27, 2020

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP income from continuing operations	$3,442	$2,401	$10,533	$7,181
Interest income	(237)	(884)	(831)	(1,674)
Interest expense	25	30	50	51
Income tax provision	1,061	719	2,920	2,130
Stock based compensation expense	557	2,558	1,107	3,074
Depreciation and amortization	7,150	6,942	14,599	13,480
Change in fair value of non-marketable equity investments	(29)	—	(1,181)	—
Non-cash royalty expense	—	—	(3,440)	—
Adjusted EBITDA from continuing operations	$11,969	$11,766	$23,757	$24,242

GAAP net income	$3,442	$2,401	$10,533	$8,375
Interest income	(237)	(884)	(831)	(1,674)
Interest expense	25	30	50	51
Income tax provision	1,061	719	2,920	2,556
Stock based compensation expense	557	2,558	1,107	3,074
Depreciation and amortization	7,150	6,942	14,599	13,480
Change in fair value of non-marketable equity investments	(29)	—	(1,181)	—
Non-cash royalty expense	—	—	(3,440)	—
Adjusted EBITDA	$11,969	$11,766	$23,757	$25,862

(1)This press release contains certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA from continuing operations, which are used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Second Quarter 2020 Results Page 9 July 27, 2020

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2020 as well as the anticipated impact of the COVID-19 pandemic on our financial results, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of developments related to the COVID-19 pandemic, such as the length and severity of the pandemic; business and economic conditions resulting from the pandemic; the impact on the pandemic on healthcare organizations; measures we are taking to respond to the pandemic; the impact of governmental action and regulation in connection with the pandemic (including the CARES Act); the timing and availability of effective medical treatments and vaccines; potential workforce disruptions; and the disruption in capital and financial markets; as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 26, 2020 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 filed on April 30, 2020, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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